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EXHIBIT 10(bb)

                     AMENDMENT NO. 1 TO ASSIGNMENT AGREEMENT


         This Amendment No. 1 to Assignment Agreement ("Amendment") is dated as of December 15, 2008, by and between Westbridge Agricultural Products, a California corporation ("Assignee") and Alejandro Tamayo Ibarra, a citizen of Mexico ("Assignee"), with reference to the following facts: (All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Assignment Agreement)

         A. Assignor and Assignee entered into an Assignment Agreement dated August 15, 2008 (the "Agreement").

         B. Assignor and Assignee wish to amend certain portions of the Agreement.

         Now, Therefore, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Section 3 of the Agreement is deleted and replaced in its entirety with the following:

         "For the Assignment, Assignee shall pay to Assignor US$1,250,000 ("Purchase Price") payable in accordance with the following schedule and subject to the discount set forth below:

                  (i) US$300,000, which amount has been received by Assignor prior to the date of the Amendment;

                  (ii) US$100,000 on or before February 28, 2009;

                  (iii) US$300,000 on or before November 30, 2009;

                  (iv) US$100,000 on or before May 31, 2010; and

                  (v) US$350,000 on or before November 30, 2010.

         The Purchase Price shall be reduced by 5% if the Purchase Price is paid in full on or before November 30, 2009. The discounted Purchase Price is US$1,187,500."

         2. Section 4 of the Agreement is deleted and replaced in its entirety with the following:

         "All payments of the deposits and Purchase Price will be paid to Assignor, but subject to the terms of this Agreement. Upon the execution of this Amendment by the Parties, the US$300,000 deposit previously paid by Assignee becomes non-refundable in its entire amount. Assignee may terminate the Agreement at any time on or before November 30, 2009, and, assuming Assignee has paid the US$100,000 deposit due February 28, 2009, that deposit will be refundable if the


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         Agreement is so terminated. If Assignee does not terminate the
         Agreement on or before November 30, 2009, all deposits received by Assignor prior to and following that date shall be non-refundable upon their receipt by Assignor. Any deposit to be returned to Assignee will be made promptly by Assignor by wire transfer and the Agreement will be deemed terminated."

         3. Section 9 of the Agreement is deleted and replaced in its entirety with the following:

         "Each party has previously delivered to Wertz McDade Wallace Moot & Brower ("Wertz McDade") two originals of the Agreement signed by the Party. On or before December 15, 2008 for Assignor and December 20, 2008 for Assignee, each party will deliver to Wertz McDade two originals of the Amendment signed by the Party. Wertz McDade will hold the executed Agreements and executed Amendments until the Closing. Wertz McDade will notify all parties upon its receipt of the originally executed Agreements and Amendments. The Agreement will close (the "Closing") on the condition that all conditions precedent are met, on November 30, 2010 ("Closing Date"). Additionally, the parties may mutually agree to close this Agreement prior to November 30, 2010. The Closing will be at the offices of Wertz McDade, San Diego, California."

         4. Section 11.B shall be amended to delete the reference to $20,000 and replace it with US$300,000.

         5. Assignee at its cost agrees that it will vigorously defend Assignor and its interests against the labor matter described in Section 6(iii) and any related legal actions. The Parties acknowledge that there is no assurance that Assignee will prevail in such matter. Assignor will cooperate with Assignee's reasonable requests for powers of attorney and similar documents in connection with Assignee's defense of such matters.

         6. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

         7. The provisions of Section 13 of the Agreement shall apply to this Amendment.




                   [AMENDMENT NO. 1 - SIGNATURE PAGE FOLLOWS]


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         In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

ASSIGNOR:                                      ASSIGNEE:

Westbridge Agricultural Products,
a California corporation
                                               ---------------------------------
                                               Alejandro Tamayo Ibarra

By:
   -------------------------------
         Tina Koenemann, President


Witness for Assignor:                          Witness for Assignee:


----------------------------------             ---------------------------------
Ivonne Sanchez Gomez                           Francisco Angel Fernandez Hasbund



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